Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
Lime Energy Co.
Elk Grove Village, Illinois
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-121958, 333-121959, 333-144072, 333-144474, 333-144475), S-3 (Nos. 333-128777, 333-123437, 333-117170 and 333-105084) and S-1 (Nos. 333-137236 and 333-136992) of Lime Energy Co. of our report dated March 28, 2008, relating to the consolidated financial statements and schedule which appears in this Form 10-K.
/s/ BDO SEIDMAN, LLP
March 28, 2008